CORPORATE CAPITAL TRUST II POS 8C

Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-199018 on Form N-2 of our report dated March 14, 2016, relating to the statements of assets and liabilities as of December 31, 2015 and August 27, 2015 of Corporate Capital Trust II, appearing in the Prospectus, which is part of such Registration Statement, and to the references to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California

December 20, 2016